UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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UTG, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UTG, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, June 16, 2010

To the Shareholders of UTG, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of UTG Inc., a Delaware corporation (“UTG”), will be held on Wednesday, June 16, 2010 at 9:00 a.m. central time at the corporate headquarters at 5250 South Sixth Street, Springfield, Illinois 62703 for the following purposes:

1.	To elect eleven directors of UTG to serve for a term of one (1) year and until their successors are elected and qualified;

2.	To consider and act upon such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 26, 2010 as the record date for the Annual Meeting.  Only shareholders of record as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so that your shares can be represented and voted at the Annual Meeting.  A proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement and will not affect your right to vote in person in the event that you decide to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

UTG, INC.

Theodore C. Miller, Secretary

Dated:  May 11, 2010
Springfield, Illinois

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS OF
UTG, INC.

GENERAL INFORMATION REGARDING SOLICITATION

The Annual Meeting of the Shareholders of UTG, Inc., a Delaware corporation (“UTG” or the “Company”), will be held on Wednesday, June 16, 2010 at 9:00 a.m. at the corporate headquarters at 5250 South Sixth Street, Springfield, Illinois 62703.  The mailing address of UTG’s principal executive office is P.O. Box 5147, Springfield, Illinois 62705.

This proxy statement is being sent to each holder of record of the issued and outstanding shares of common stock of UTG, no par value (the “Common Stock”), as of the close of business on April 26, 2010, in order to furnish to each shareholder information relating to the business to be transacted at the meeting.

This proxy statement and the enclosed proxy are being made available on or about May 11, 2010 to the shareholders of UTG entitled to notice of and to vote at the meeting.  The Annual Report of UTG for the fiscal year ended December 31, 2009 has been made available to shareholders with this proxy statement.  UTG will bear the cost of soliciting proxies from its shareholders. UTG may reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to the beneficial owners of Common Stock.  Solicitations may be made by telephone, fax or by personal calls, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and regular employees of UTG may by telephone or personal interview request the return of proxies.

VOTING

The enclosed proxy is solicited by and on behalf of the Board of Directors of UTG.  If you are unable to attend the meeting on Wednesday, June 16, 2010, please complete the enclosed proxy and return it to us in the accompanying envelope so that your shares will be represented and voted at the meeting.

When the enclosed proxy is duly executed and returned in advance of the meeting, and is not revoked, the shares represented thereby will be voted in accordance with the authority contained therein. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of UTG a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her shares in person. If a proxy fails to specify how it is to be voted, it will be voted “FOR” the election of the directors.

Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting.  The holders of a majority of the outstanding shares of Common Stock as of the record date must be represented at the meeting in person or by proxy in order for a quorum to be present at the meeting.  The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions and broker non-votes will have no effect on the election of directors but will have the effect of a vote against any other matter submitted to a vote at the meeting.  The holders of Common Stock as of the record date are entitled to one vote per share of Common Stock with respect to the election of directors, and any other matter that may be submitted to a vote at the meeting.  With respect to the election of directors, the affirmative vote of a plurality of the votes duly cast is required for the election of directors (that is, the nominees receiving the greatest number of votes will be elected).  There are no cumulative voting rights with respect to the election of directors.  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting is required to approve any other matter that may be submitted to a vote at the meeting.  Management is not aware of any matter other than the election of directors to be brought before the shareholders at the meeting.

The Correll affiliates hold approximately 60% of the outstanding Common Stock (See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS”) and intend to vote their shares in favor of the election of directors.

VOTING SECURITIES OUTSTANDING

April 26, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.  On that date, UTG had outstanding 3,880,871 shares of Common Stock.  No other voting securities of UTG are outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UTG’s common stock and shows:  (i) the total number of shares of common stock beneficially owned by such person as of March 1, 2010 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of common stock so owned as of the same date.

Title		Amount	Percent
of	Name and Address	and Nature of	Of
Class	of Beneficial Owner (2)	Beneficial Ownership	Class (1)

Common	Jesse T. Correll	191,058	(3)	4.9%
Stock, no	First Southern Bancorp, Inc.	1,506,785	(3)(4)	38.8%
par value	First Southern Funding, LLC	341,997	(3)(4)	8.8%
	First Southern Holdings, LLC	1,277,716	(3)(4)	32.9%
	Ward F. Correll	268,906	(5)	6.9%
	WCorrell, Limited Partnership	72,750	(3)	1.9%
	Cumberland Lake Shell, Inc.	257,501	(5)	6.6%
	Total (6)	2,308,746		59.5%

(1)	The percentage of outstanding shares is based on 3,883,129 shares of common stock outstanding as of March 1, 2010.
(2)

The address for each of Jesse Correll, First Southern Bancorp, Inc. (“FSBI”), First Southern Funding, LLC (“FSF”), First Southern Holdings, LLC (“FSH”), First Southern Capital Corp., LLC (“FSC”), First Southern Investments, LLC (“FSI”), and WCorrell, Limited Partnership (“WCorrell LP”), is P.O. Box 328, 99 Lancaster Street, Stanford, Kentucky 40484.  The address for each of Ward Correll and Cumberland Lake Shell, Inc. (“CLS”) is P.O. Box 430, 150 Railroad Drive, Somerset, Kentucky 42502.

(3)

The share ownership of Jesse Correll listed includes 118,308 shares of common stock owned by him individually.  The share ownership of Mr. Correll also includes 72,750 shares of Common Stock held by WCorrell, Limited Partnership, a limited partnership in which Jesse Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares held by it.

In addition, by virtue of his ownership of voting securities of FSF and FSBI, and in turn, their ownership of 100% of the outstanding membership interests of FSH, Jesse Correll may be deemed to beneficially own the total number of shares of common stock owned by FSH (as well as the shares owned by FSBI directly), and may be deemed to share with FSH (as well as FSBI) the right to vote and to dispose of such shares.  Mr. Correll owns approximately 82% of the outstanding membership interests of FSF; he owns directly approximately 49%, companies he controls own approximately 12%, and he has the power to vote but does not own an additional 3% of the outstanding voting stock of FSBI.  FSBI and FSF in turn own 99% and 1%, respectively, of the outstanding membership interests of FSH.

(4)

The share ownership of FSBI consists of 229,069 shares of common stock held by FSBI directly (which FSBI acquired by virtue of its merger with Dyscim, LLC) and 1,277,716 shares of common stock held by FSH of which FSBI is a 99% member and FSF is a 1% member, as further described below.  As a result, FSBI may be deemed to share the voting and dispositive power over the shares held by FSH.

(5)	Includes 257,501 shares of common stock held by CLS, all of the outstanding voting shares of which are owned by Ward F. Correll.
(6)

According to the most recent Schedule 13D, as amended, filed jointly by each of the entities and persons listed above, Jesse Correll, FSBI, FSF and FSH, have agreed in principle to act together for the purpose of acquiring or holding equity securities of UTG.  In addition, the Schedule 13D indicates that because of their relationships with Jesse Correll and these other entities, Ward Correll, CLS, and WCorrell, Limited Partnership may also be deemed to be members of this group.  Because the Schedule 13D indicates that for its purposes, each of these entities and persons may be deemed to have acquired beneficial ownership of the equity securities of UTG beneficially owned by the other entities and persons, each has been identified and listed in the above tabulation.

SECURITY OWNERSHIP OF MANAGEMENT OF UTG

The following tabulation shows with respect to each of the directors of UTG, with respect to UTG’s chief executive officer and President, and each of UTG’s executive officers whose salary plus bonus exceeded $100,000 for fiscal 2009, and with respect to all executive officers and directors of UTG as a group:  (i) the total number of shares of all classes of stock of UTG or any of its parents or subsidiaries, beneficially owned as of March 1, 2010 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned, and granted stock options available as of the same date.

Title	Directors, Named Executive	Amount	Percent
of	Officers, & All Directors &	and Nature of	Of
Class	Executive Officers as a Group	Ownership	Class (1)

UTG’s	John S. Albin	10,503	(4)	*
Common	Randall L. Attkisson	5,615	(2)	*
Stock, no	Joseph A. Brinck, II	12,225		*
par value	Jesse T. Correll	2,039,840	(3)	52.5%
	Ward F. Correll	268,906	(5)	6.9%
	Thomas F. Darden	60,465		*
	Howard L. Dayton, Jr.	4,075		*
	Douglas P. Ditto	0		*
	Daryl J. Heald	21,739	(6)
	Theodore C. Miller	17,115		*
	Peter L. Ochs	2,000	(6)	*
	William W. Perry	96,723		2.5%
	James P. Rousey	0		*
	All directors and executive officers as a group (thirteen in number)	2,539,206		65.4%

* Less than 1%

(1)	The percentage of outstanding shares for UTG is based on 3,883,129 shares of common stock outstanding as of March 1, 2010.
(2)

Randall L. Attkisson holds minority ownership positions in certain of the companies listed as owning UTG common stock including First Southern Bancorp, Inc.  Ownership of these shares is reflected in the ownership of Jesse T. Correll.

(3)

The share ownership of Mr. Jesse Correll includes 118,308 shares of UTG, Inc common stock owned by him individually, 229,069 shares of UTG, Inc common stock held by First Southern Bancorp, Inc. and 341,997 shares of UTG, Inc common stock owned by First Southern Funding, LLC.  The share ownership of Mr. Correll also includes 72,750 shares of UTG, Inc common stock held by WCorrell, Limited Partnership, a limited partnership in which Mr. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares held by it.   In addition, by virtue of his ownership of voting securities of First Southern Funding, LLC and First Southern Bancorp, Inc., and in turn, their ownership of 100% of the outstanding membership interests of First Southern Holdings, LLC (the holder of 1,277,716 shares of UTG, Inc common stock), Mr. Correll may be deemed to beneficially own the total number of shares of UTG, Inc common stock owned by First Southern Holdings, and may be deemed to share with First Southern Holdings the right to vote and to dispose of such shares. Mr. Correll owns approximately 82% of the outstanding membership interests of First Southern Funding; he owns directly approximately 49%, companies he controls own approximately 12%, and he has the power to vote but does not own an additional 3% of the outstanding voting stock of First Southern Bancorp.  First Southern Bancorp and First Southern Funding in turn own 99% and 1%, respectively, of the outstanding membership interests of First Southern Holdings.

(4)	Includes 392 shares owned directly by Mr. Albin’s spouse.
(5)

The share ownership of Mr. Ward Correll includes 11,405 shares of UTG, Inc. common stock owned by him individually.  Cumberland Lake Shell, Inc. owns 257,501 shares of UTG Common Stock, all of the outstanding voting shares of which are owned by Ward F. Correll.  Ward F. Correll is the father of Jesse T. Correll.  There are 72,750 shares of UTG Common Stock owned by WCorrell Limited Partnership in which Jesse T. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares of Common Stock held by it. The aforementioned 72,750 shares are deemed to be beneficially owned by and listed under Jesse T. Correll in this section.

(6)	Shares held in a trust for benefit of named individual

* Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Employee and Director Stock Purchase Program:

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan.  The plan’s purpose is to encourage ownership of UTG stock by eligible directors and employees of UTG and its subsidiaries by providing them with an opportunity to invest in shares of UTG common stock.  The plan is administered by the Board of Directors of UTG.  A total of 400,000 shares of common stock may be purchased under the plan, subject to appropriate adjustment for stock dividends, stock splits or similar recapitalizations resulting in a change in shares of UTG.  The plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The purchase price of shares repurchased under the stock restriction and buy-sell agreement shall be computed, on a per share basis, equal to the sum of (i) the original purchase price(s) paid to acquire such shares from the Holding Company at the time they were sold pursuant to the Plan and (ii) the consolidated statutory net earnings (loss) per share of such shares during the period from the end of the month next preceding the month in which such shares were acquired pursuant to the plan, to the end of the month next preceding the month in which the closing sale of such shares to UTG occurs.  The consolidated statutory net earnings per Share shall be computed as the net income of the Holding Company and its subsidiaries on a consolidated basis in accordance with statutory accounting principles applicable to insurance companies, as computed by the Holding Company, except that earnings of insurance companies or block of business acquired after the original plan date, November 1, 2002, shall be adjusted to reflect the amortization of intangibles established at the time of acquisition in accordance with generally accepted accounting principles (GAAP), less any dividends paid to shareholders. The calculation of net earnings per Share shall be performed on a monthly basis using the number of common shares of the Holding Company outstanding as of the end of the reporting period. The purchase price for any Shares purchased hereunder shall be paid in cash within 60 days from the date of purchase subject to the receipt of any required regulatory approvals as provided in the Agreement.

At the June 2009 Board of Directors meeting, this program was terminated.  At the time of termination, the Company had 104,666 shares of common stock outstanding under the program.  During the third quarter 2009, the outstanding shares under the program were eliminated through either a cash payment or the issuance of additional shares of common stock at the option of the participant.  In exchange, the stock agreement was terminated and all rights under the agreement ended.  The Company repurchased 384 shares at a total cost of $6,259 and issued 65,699 additional shares of common stock of the Company to complete this exchange.

The original issue price of shares at the time this program began was established at $12.00 per share.  At the June 2009 Board of Directors meeting, this program was terminated.  At the time of termination, the Company had 104,666 shares of common stock outstanding under the program with a value of $16.30 per share pursuant to the above formula.  During the third quarter 2009, the outstanding shares under the program were eliminated through either a cash payment or the issuance of additional shares of common stock at the option of the participant.  In exchange, the stock agreement was terminated and all rights under the agreement ended.  The Company repurchased 384 shares at a total cost of $6,259 and issued 65,699 additional shares of common stock of the Company to complete this exchange.

The following table shows with respect to each individual identified above under Security Ownership of Management, the ownership of shares of FSBI, an affiliate of UTG.

Title of Class	Director or Executive Officer of UTG	Amount and Nature of Ownership		Percent of Class (1)

Common	Randall L. Attkisson	200,955	(2)	5.50%
Stock	Jesse T. Correll	3,058,998	(3)(4)	70.40%
	Ward F. Correll	278,160	(4)(5)	7.21%
	Howard Dayton	8,760.24%
	Douglas P. Ditto	179,056	(6)	4.92%
	James P. Rousey	30,720	(7)	.85%

(1)	The percentage of outstanding shares for FSBI is based on 4,454,089 shares outstanding as of March 31, 2010, including outstanding options.
(2)	Includes 82,159 shares owned by Mr. Attkisson’s spouse and options to purchase 48,011 shares that can be exercised at any time by Mr. Attkisson.
(3)

Includes 450,900 shares owned by the WCorrell, Limited Partnership, of which Jesse Correll is the managing general partner, and 103,830 shares which Mr. Correll has the power to vote and as to which he disclaims beneficial ownership.  Also includes options to purchase 484,982 shares that can be exercised at any time by Mr. Correll.

(4)	Includes options to purchase 255,900 shares that can be exercised at any time by either Jesse Correll, Ward Correll or the WCorrell, Limited Partnership.
(5)	Includes 4,500 shares owned by the WCorrell, LP represents 1% ownership by Mr. Correll in WCorrell, LP and 17,760 shares owned by CLS.
(6)	Includes 6,826 shares owned by Mr. Ditto’s minor children and options to purchase 37,627 shares that can be exercised at any time by Mr. Ditto.
(7)	Includes 3,417 shares owned by Mr. Rousey’s spouse and options to purchase 7,890 shares that can be exercised at any time by Mr. Rousey.

The following table shows with respect to each individual identified above under security ownership of management the ownership held in FSF, an affiliate of UTG.

Title of Class	Director or Executive Officer of UTG	Amount and Nature of Ownership	Percent of Class (1)

Common	Randall L. Attkisson	44.75	4.8%
Stock	Jesse T. Correll	766.07	81.5%
	Douglas P. Ditto	39.77	4.2%
	James P. Rousey	4.70	.5%

(1)	The percentage of outstanding units for FSF is based on 939.77 units outstanding as of March 31, 2010.

THE BOARD OF DIRECTORS

In accordance with the laws of Delaware and the Certificate of Incorporation and Bylaws of UTG, as amended, UTG is managed by its executive officers under the direction of the Board of Directors.  The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions.  In the fiscal year ended December 31, 2009, the Board met 4 times.  All directors attended at least 75% of all meetings of the board except Mr. John Albin.

The Board of Directors has an Audit Committee consisting of Messrs. Perry, Albin, and Brinck. The Audit Committee performs such duties as outlined in the Company’s Audit Committee Charter.  The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, internal accounting and control systems of UTG, the nature of services performed for UTG and the fees to be paid to the independent auditors, the performance of UTG's independent and internal auditors and the accounting practices of UTG.  The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board.  The Audit Committee met three times in 2009.

The Board has reviewed the qualifications of each member of the audit committee and determined no member of the committee meets the definition of a “financial expert”.  The Board concluded however, that each member of the committee has a proven track record as a successful businessman, each operating their own company and their experience as businessmen provide a knowledge base and experience adequate for participation as a member of the committee.

The compensation of UTG's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

Under UTG’s By-Laws, the Board of Directors should be comprised of at least six and no more than eleven directors.  At December 31, 2009, the Board consisted of eleven directors.  Shareholders elect Directors to serve for a period of one year at UTG’s Annual Shareholders’ meeting.

The Board of Directors does not have a formal nominating committee, or a committee that performs similar functions, and does not have a nominating committee charter.  The Board has concluded that the nominating process should not be limited to certain members so that a comprehensive selection of candidates can be considered.  Therefore, the nomination process is conducted by the full Board of Directors.  The Board of Directors has not adopted a formal policy with regard to the consideration of director candidates recommended by shareholders.  The Board of Directors will, however, consider nominees recommended by shareholders.  Shareholders wishing to recommend candidates for Board membership must submit the recommendations in writing to the Secretary of the Company at least 90 days prior to a date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for nominees named herein.  Proposed nominees will be considered in light of their potential contributions to the Board, their backgrounds, their independence and such other factors as the Board considers appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers of UTG file periodic reports regarding ownership of Company securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.  UTG is not aware of any individuals who filed late with the Securities and Exchange Commission during 2009.  SEC filings may be viewed from the Company’s Web site www.utgins.com.

The Board of Directors has provided a process for shareholders to send communications directly to the Board.  These communications can be sent to James Rousey, President and Director of UTG at the corporate headquarters at 5250 South Sixth Street, Springfield, IL  62703.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

I In connection with the December 31, 2009 financial statements, the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 114; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No.1.  Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

William W. Perry -	Committee Chairman
John S. Albin
Joseph A. Brinck, II

PROPOSAL ONE

ELECTION OF DIRECTORS

At the annual meeting of shareholders of UTG, eleven directors are to be elected, each director to hold office until the next annual meeting and until his successor is elected and qualified.  Each nominee will be elected director by the affirmative vote of a plurality of the votes duly cast for such nominee.  The persons named in the proxy intend to vote the proxies as instructed in the proxies.  If no instructions are given in a particular proxy, the persons named in the proxy intend to vote the proxy for the nominees listed below. Should any of the nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substituted nominee or nominees; however, the management of UTG currently knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. Information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UTG.  The following individuals are the nominees for the election of directors:

Name, Age	Position with the Company, Business Experience and Other Directorships
John S. Albin, 81
Director of UTG since 1984; farmer in Douglas and Edgar counties, Illinois, since 1951; Chairman of the Board of Longview State Bank from 1978 to 2005; President of the Longview Capitol Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden, Illinois, from 1987 to 2005; Chairman of the State Bank of Chrisman from 1988 to 2005; Chairman of First National Bank in Georgetown from 1994 to 2005; Director of Illini Community Development Corporation since 1990; Commissioner of Illinois Student Assistance Commission from 1996 to 2002.

Randall L. Attkisson, 64

Director of UTG since 1999; Director of ACAP Corporation and American Capitol Insurance Company since 2006; Director of Texas Imperial Life Insurance Company from 2006 to 2009; Director of First Southern Bancorp, Inc, a bank holding company, since 1986; Board Chairman of Young Life Raceway Region (Kentucky/Indiana) since 2008; Board Chairman of Latin American Micro Finance Initiative (LAMFI) since 2008; Partner of Bluegrass Capital Advisors since 2008; Advisory Director of Kentucky Christian Foundation since 2002; Director of The River Foundation, Inc. since 1990; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, FL from 1978 to 1980.

Joseph A. Brinck, II, 54

Director of UTG since 2003; CEO of Stelter & Brinck, LTD, a full service combustion engineering and manufacturing company from 1979 to present; President of Superior Thermal, LTD from 1990 to present; President of Sanctity of Life Foundation since 2001.  Currently holds Professional Engineering Licenses in Ohio, Kentucky, Indiana and Illinois.

Jesse T. Correll, 53

Chairman and CEO of UTG and Universal Guaranty Life Insurance Company since 2000; Director of UTG since 1999; Chairman and CEO of ACAP Corporation and American Capitol Insurance Company since 2006; Chairman and CEO of Texas Imperial Life Insurance Company from 2006 to 2009; Chairman, President, Director of First Southern Bancorp, Inc. since 1983; Manager of First Southern Funding, LLC since 1992; President, Director of The River Foundation since 1990; Board member of Crown Financial Ministries from 2004 to 2009; Friends of the Good Samaritans since 2005; Generous Giving from 2006 to 2009 and the National Christian Foundation since 2006.  Mr. Correll and his wife Angela have 3 children and 3 grandchildren.  Jesse Correll is the son of Ward and Regina Correll.

Ward F. Correll, 81

Director of UTG since 2000; Director of ACAP Corporation and American Capitol Insurance Company since 2006; Director of Texas Imperial Life Insurance Company from 2006 to 2009; President, Director of Tradeway, Inc. of Somerset, KY since 1973; President, Director of Cumberland Lake Shell, Inc. of Somerset, KY since 1971; President, Director of Tradewind Shopping Center, Inc. of Somerset, KY since 1966; Director of First Southern Bancorp since 1987; Director of First Southern Funding, LLC since 1991; Director of The River Foundation since 1990; and Director First Southern Insurance Agency since 1987.  Ward Correll is the father of Jesse Correll.

Thomas F. Darden, 55

Mr. Darden is the Chief Executive Officer of Cherokee Investment Partners, a private equity fund that invests in brownfields.  Cherokee made its first brownfield investment in 1990 and has since raised five funds:  $50 million in 1996, $250 million in 1999, $620 million in 2003 and $1.4 billion in 2006.  Cherokee has invested $750 million in 54 transactions, purchasing more than 500 sites in 35 states, 5 Canadian provinces and 4 European countries.  Cherokee’s annual spending on remediating pollution on its sites exceeds $50 million.  Beginning in 1984, Mr. Darden served for 16 years as the Chairman of Cherokee Sanford Group, a brick manufacturing and soil remediation company.  From 1981 to 1983, he was a consultant with Bain & Company in Boston.  From 1977 to 1978, he worked as an environmental planner for the Korea Institute of Science and Technology in Seoul, where he was a Henry Luce Foundation Scholar.  Mr. Darden is on the Boards of Shaw University, the Nicholas School of the Environment at Duke University and the Institute for The Environment at the University of North Carolina.  He was Chairman of the Research Triangle Transit Authority and served two terms on the N.C. Board of Transportation.  Mr. Darden serves on the Board of Governors of the Research Triangle Institute.  Mr. Darden earned a Masters in Regional Planning from the University of North Carolina, a Juris Doctor from Yale Law School and a Bachelor of Arts from the University of North Carolina, where he was a Morehead Scholar.  His 1976 undergraduate thesis analyzed the environmental impact of third world development and his 1981 Yale thesis addressed interstate acid rain air pollution.  He and his wife, Jody, have three children.

Howard L. Dayton, Jr., 66

In 1985, Mr. Dayton founded Crown Ministries in Longwood, Florida.  Crown Ministries merged with Christian Financial Concepts in September 2000 to form Crown Financial Ministries, the world’s largest financial ministry.  He served as Chief Executive Officer from 1985 to 2007.  He recently founded Compass - Finances God’s Way.  Mr. Dayton is a graduate of Cornell University.  He developed The Caboose, a successful railroad-themed restaurant in Orlando, FL in 1969. In 1972 he began his commercial real estate development career, specializing in office development in the Central Florida area.  He also is the author of five books, Your Money: Frustration or Freedom, Your Money Counts, Free and Clear, Your Money Map, Money and Marriage God’s Way.  He also has authored five popular small group studies including Crown’s Small Group Studies and produced several video series.  Mr. Dayton became a director of UTG, Inc. in December 2005.

Daryl J. Heald, 45

Mr. Heald started in commercial real estate with the Allen Morris Company and then spent four years at Triaxia Partners Consulting Firm, both in Atlanta, Georgia.  He later began serving as an associate trustee and executive committee member of the Maclellan Foundation.  In 2000, Daryl helped launch Generous Giving, Inc. and served as its President until January 2008, when he became Senior Vice President of the Maclellan Foundation and founded Giving Wisely.  Giving Wisely seeks to serve families on their journey of generosity by helping to connect their needs and passions with knowledge, experiences, opportunities, and relationships.  Daryl also serves on the boards of Crown Financial Ministries, ProVision Foundation, the Haggai Institute and is an elder at Lookout Mountain Presbyterian Church. Mr. Heald became a director of UTG, Inc. in September 2008.  He holds a B.S. degree in economics from Westmont College.  Daryl and his wife, Cathy, live in Lookout Mountain, Georgia with their six children.

Peter L. Ochs, 58

Mr. Ochs is founder of Capital III, a private investment banking firm located in Wichita, Kansas.  The firm has acted as an intermediary in over 120 transactions since its founding in 1982.  In addition the firm provides valuation services to private companies for such purposes as ESOP’s, estate planning, M & A, buy/sells, and internal planning strategies.  The firm also provides both tactical and strategic planning for privately held companies.  In recent years the firm has focused primarily on providing services to companies in which Mr. Ochs holds an equity interest.  Since 1987, Mr. Ochs has been an active investor and officer of several privately held companies.  In most cases his ownership position has represented a controlling interest in the enterprise.  Companies in which he has held or still holds an investment include a community bank, a medical equipment company, a manufacturer of electrical assemblies, a sports training equipment company, a manufacturer of corporate identification products, a cable TV programming company, and a retail lifestyle clothing store.  Mr. Ochs is also one of the founding members of Trinity Academy; a Christ centered college preparatory high school in Wichita.  Prior to founding Capital III, Mr. Ochs spent 8 years in the commercial banking business.  He graduated from the University of Kansas in 1974 with a degree in business & finance.  Mr. Ochs became a director of UTG, Inc. in July 2006.

William W. Perry, 53

Director of UTG since 2001; Director of American Capitol Insurance Company since 2006, Director of Texas Imperial Life Insurance Company from 2006 to 2009; Owner of SES Investments, Ltd., an oil and gas investments company since 1991; President of EGL Resources, Inc., an oil and gas operations company based in Texas and New Mexico since 1992; Vice Chairman of American Shale Oil Company (AMSO); President of a real estate investment company; Director of Young Life Foundation and involved with Young Life in various capacities; Director of Abel-Hangar Foundation, Director of River Foundation; Director of Millagros Foundation; Director of University of Oklahoma Associates; Mayor of Midland, Texas since January 2008; Midland, Texas City Council member from 2002-2008.

James P. Rousey, 51

President since September 2006, Director of UTG and Universal Guaranty Life Insurance Company since September 2001; President and Director of ACAP Corporation and American Capitol Insurance Company since 2006; President and Director of Texas Imperial Life Insurance Company from 2006 to 2009; Regional CEO and Director of First Southern National Bank from 1988 to 2001. Board Member with the Illinois Fellowship of Christian Athletes from 2001-2005; Board Member with Contact Ministries since 2007; Board Member with Amigos En Cristo, Inc from 2007-2009.

The Board of Directors recommends that shareholders vote “FOR” the election of the director nominees listed above.

EXECUTIVE OFFICERS OF UTG

More detailed information on the following executive officers of UTG appears under "Directors":

Jesse T. Correll	Chairman of the Board and Chief Executive Officer
James P. Rousey	President

Other executive officers of UTG are set forth below:

Name, Age	Position with UTG and Business Experience
Theodore C. Miller, 47

Corporate Secretary since December 2000, Senior Vice President and Chief Financial Officer since July 1997; Vice President since October 1992 and Treasurer from October 1992 to December 2003; Vice President and Controller of certain affiliated companies from 1984 to 1992.  Vice President and Treasurer of certain affiliated companies from 1992 to 1997; Senior Vice President and Chief Financial Officer of subsidiary companies since 1997; Corporate Secretary of subsidiary companies since 2000.

Douglas P. Ditto, 54

Chief Investment Officer and Vice President since June 2009; Assistant Vice President from June 2003 to June 2009; Chief Executive Officer, and Executive Vice President of First Southern Bancorp since March 1985.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and employees. The Code of Business Conduct and Ethics is available to our stockholders by requesting a free copy of the Code of Business Conduct and Ethics by writing to us at UTG, Inc, 5250 South Sixth Street, Springfield, Illinois 62703.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid to or earned by UTG's Chief Executive Officer and President, and each of the executive officers of UTG whose salary plus bonus exceeded $100,000 during UTG's last fiscal year:

Summary Compensation Table
Name and Principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings	All Other Comp (1)	Total
Jesse T. Correll Chief Executive Officer	2009	140,550	0	0	0	0	0	4,323 (1)	144,873
	2008	150,000	0	0	0	0	0	9,000 (1)	159,000
	2007	111,057	25,000	0	0	0	0	4,398 (1)	140,455
Randall L. Attkisson (6) Chief Operating Officer to 7/1/08	2009	0	0	0	0	0	0	0	0
	2008	80,769	0	0	0	0	0	4,846 (1)	85,615
	2007	110,481	25,000	0	0	0	0	6,491 (1)	141,972
James P. Rousey President	2009	140,000	0	0	0	0	0	983 (2)	140,983
	2008	145,000	25,000	0	0	0	0	6,806 (2)	176,806
	2007	145,000	25,000	0	0	0	0	6,922 (2)	176,922
Theodore C. Miller Secretary/Senior Vice President	2009	110,000	0	0	0	0	0	1,490 (3)	111,490
	2008	110,000	20,000	0	0	0	0	3,030 (3)	133,030
	2007	110,000	20,050	0	0	0	0	3,071 (3)	133,121
Douglas P. Ditto Chief Investment Officer appointed 7/17/2009	2009	100,000	0	0	0	0	0	3,077 (1)	103,077
Douglas A. Dockter (5) Vice President	2009	100,000	0	0	0	0	0	1,420 (4)	101,420
	2008	100,000	0	0	0	0	0	2,820 (4)	102,820
	2007	100,000	4,000	0	0	0	0	2,820 (4)	106,820

(1)	All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan.
(2)

All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $263, $2,066 and $2,302, group life insurance premiums of $720, $720 and $720, and country club membership fees of $0, $4,020 and $3,900 during 2009, 2008 and 2007, respectively.

(3)

All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $770, $2,310 and $2,351 and group life insurance premiums of $720, $720 and $720 during 2009, 2008 and 2007, respectively.

(4)

All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $700, $2,653 and $2,100 and group life insurance premiums of $720, $720 and $720 during 2009, 2008 and 2007 respectively.

(5)	Mr. Douglas A. Dockter is not considered an executive officer of UTG, but is included in this table pursuant to compensation disclosure requirements.
(6)	Mr. Randall L. Attkisson retired from the Company effective July 1, 2008. Mr. Attkisson remains a member of the Board of Directors.

Option/SAR Grants/Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

At December 31, 2009 there were no shares of the common stock of UTG subject to unexercised options held by the named executive officers.  There were no options or stock appreciation rights granted to the named executive officers for the past three fiscal years.

Compensation of Directors

UTG's standard arrangement for the compensation of directors provides that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses.  UTG's director compensation policy also provides that directors who are employees of UTG or its affiliates do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting.

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jesse Thomas Correll Chief Executive Officer	0	0	0	0	0	0	0
Randall Lanier Attkisson Director	3,600	0	0	0	0	0	3,600
James Patrick Rousey President	0	0	0	0	0	0	0
John Sanford Albin Director	3,000	0	0	0	0	0	3,000
Joseph Anthony Brinck, II Director	3,300	0	0	0	0	0	3,300
Ward Forrest Correll Director	3,300	0	0	0	0	0	3,300
William Wesley Perry Director (1)	3,300	0	0	0	0	0	3,300
Thomas Francis Darden, II Director (1)	3,300	0	0	0	0	0	3,300
Peter Loyd Ochs Director	3,600	0	0	0	0	0	3,600
Howard Lape Dayton Director	3,600	0	0	0	0	0	3,600
Daryl Jack Heald Director	3,300	0	0	0	0	0	3,300

(1)  Messrs. Darden and Perry have their fees donated to various charitable organizations.

REPORT ON EXECUTIVE COMPENSATION

Introduction

The Board of Directors does not have a formal compensation committee.  The compensation of UTG's executive officers is determined by the full Board of Directors.  The Board of Directors strongly believes that UTG's executive officers directly impact the short-term and long-term performance of UTG.  With this belief and the corresponding objective of making decisions that are in the best interest of UTG's shareholders, the Board of Directors places significant emphasis on the design and administration of UTG's executive compensation plans.

The Company’s philosophy regarding compensation of executive officers is generally one of executive officers qualify for the same benefits and opportunities as provided to all of the employees of the Company.  Special or unique perquisites to executive officers not provided to all employees amount to less than $10,000 to any one individual.  The Company maintains a membership to a local country club that can only be utilized by the President.  During 2008, the Company paid $4,020 to maintain this membership.  During 2009, this membership was suspended for a period of one year at the President’s request in an effort to further reduce expenses during the economic turmoil.

The Company’s philosophy is periodically reviewed by the Board of Directors.  From time to time, as necessary, the Board of Directors may modify the compensation philosophy, principles or goals.  The compensation program is applied to our named executive officers in a fashion similar to its application to the Chief Executive Officer.  Any differences are due to difference in job scope and market compensation for various positions.

The Company maintains employee benefits such as paid time off, health insurance, dental insurance, group life insurance and long term disability insurance.  These benefits are generally competitive to other entities located in the Midwest where the Company must compete for employees.  Executive officers are entitled to these benefits on the same basis and terms as other employees of the Company.

Executive Compensation Elements

Base Salary. The Board of Directors establishes base salaries at a level intended to be within the competitive market range of comparable companies.  In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. In addition to a base salary, increased compensation of current and future executive officers of the Company will be determined using a “performance based” philosophy.  UTG’s financial results are analyzed and future increases to compensation will be proportionately based on the profitability of the Company.

Messrs. Jesse Correll and James Rousey, the Company’s CEO and President, voluntarily reduced their annual base salaries by $10,000 and $5,000, respectively, effective January 1, 2009, to further reduce and control expenses.

Incentive Awards.  The Board of Directors from time to time may approve incentive awards for the executive officers.  These incentive awards are generally in the form of a onetime cash bonus payment.  Incentive awards are determined based on the overall operations of the Company as well as individual performance considerations.  The Company does not utilize a specific set formula in the determination of incentive awards.

Stock Options.  Stock options are granted at the discretion of the Board of Directors. There were no options granted to the named executive officers during the last three fiscal years.

Employment Contracts.  There are no employment agreements or understandings in effect with any executive officers of the Company.

Deferred Compensation.  The Company has no deferred compensation arrangements with any of its executive officers.

Tax and Accounting Implications of Compensation.  As one of the factors considered in performing its duties, the Board of Directors evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits.  The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights.  Deductibility may also be affected by interpretations of and changes in tax laws.

Chief Executive Officer

On March 27, 2000, Jesse T. Correll assumed the position of Chairman of the Board and Chief Executive Officer of UTG and each of its affiliates.  Under Mr. Correll’s leadership, he declined to receive a salary, bonus or other forms of compensation for his duties with UTG and its affiliates in the year 2000.  In March 2001, the Board of Directors approved an annual salary for Mr. Correll of $75,000, payment of which began on April 1, 2001. As a reflection of Mr. Correll’s leadership, the compensation of current and future executive officers of the Company will be determined by the Board of Directors using a “performance based” philosophy. The Board of Directors will consider UTG’s financial results and future compensation decisions will be proportionately based on the profitability of the Company.  At the June 2007 meeting, members of the Board approved a salary increase for Mr. Correll to $150,000 annually.  The increase became effective July 1, 2007.  Additionally a $25,000 bonus was approved based on 2006 results.  No bonus was paid during each of the last three years based on results of the previous year.  Effective January 1, 2009, Mr. Correll voluntarily reduced his annual salary by $10,000.

Conclusion

The Board of Directors believes this executive compensation plan provides a competitive and motivational compensation package to the executive officer team necessary to produce the results UTG strives to achieve.  The Board of Directors also believes the executive compensation plan addresses both the interests of the shareholders and the executive team.

BOARD OF DIRECTORS

John S. Albin	Howard L. Dayton
Randall L. Attkisson	Daryl J. Heald
Joseph A. Brinck, II	Peter L. Ochs
Jesse T. Correll	William W. Perry
Ward F. Correll	James P. Rousey
Thomas F. Darden

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on UTG’s Common Stock during the five fiscal years ended December 31, 2009 with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Index (1).  The graph assumes that $100 was invested on December 31, 2004 in each of the Company’s common stock, the NASDAQ Composite Index, and the NASDAQ Insurance Stock Index, and that any dividends were reinvested.

(1)
The Company selected the NASDAQ Composite Index Performance as an appropriate comparison.  UTG was listed on the NASDAQ Small Cap exchange until December 31, 2001.  Furthermore, the Company selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single “peer Company” in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index.  Trading activity in the Company’s common stock is limited, which may be due in part as a result of the Company’s low profile.  The Return Chart is not intended to forecast or be indicative of possible future performance of the Company’s common stock.

The foregoing graph shall not be deemed to be incorporated by reference into any filing of UTG under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UTG specifically incorporates such information by reference.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION AND RELATED PARTY TRANSACTIONS

UTG does not have a compensation committee and decisions regarding executive officer compensation are made by the full Board of Directors of UTG.  The following persons served as directors of UTG during 2009 and were officers or employees of UTG or its affiliates during 2009: Jesse T. Correll and James P. Rousey.  Accordingly, these individuals have participated in decisions related to compensation of executive officers of UTG and its subsidiaries.

During 2009, Jesse T. Correll and James P. Rousey, executive officers of UTG, UG, ACAP, AC and TI, were also members of the Board of Directors of UG, ACAP, AC, and TI.

Jesse T. Correll is a director and executive officer of FSBI and participates in compensation decisions of FSBI.  FSBI owns or controls directly and indirectly approximately 38.8% of the outstanding common stock of UTG.

OTHER RELATED PARTY TRANSACTIONS

On February 20, 2003, UG purchased $4,000,000 of a trust preferred security offering issued by FSBI.  The security has a mandatory redemption after 30 years with a call provision after 5 years.  The security pays a quarterly dividend at a fixed rate of 6.515%.  The Company received $264,219 and $264,942 of dividends in 2009 and 2008, respectively.  On March 30, 2009, UG purchased $1,000,000 of FSBI common stock.  The sale and transfer of this security are restricted by the provisions of a stock restriction and buy-sell agreement.

As part of the acquisition of ACAP on December 8, 2006, UTG loaned $3,357,000 to ACAP.  ACAP used the proceeds for the repayment of existing debt with an unaffiliated financial institution and to retire all of its outstanding preferred stock.  The terms of the inter-company loan mirror the interest rate and repayment requirements of the debt with First Tennessee Bank National Association.  No payments were made on the loan in 2009 or 2008. At December 31, 2008, the interest due of $224,084 was added to the balance. As of December 31, 2009, the balance of the loan is $3,259,084.

During June 2003, UG entered into a lease agreement with Bandyco, LLC, an affiliated entity, for a one-sixth interest in an aircraft.  Bandyco, LLC is affiliated with Ward F. Correll, who is a director of the Company.  The Company is responsible for its share of annual non-operational costs, in addition to the operational costs as are billable for specific use.  During 2006, UG entered into an additional lease agreement for a 27.5% interest in a second plane with Bandyco, LLC.  The lease term was for a period of five years at a total cost of $166,913.  In December 2009, this aircraft was sold.

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan.  This plan was terminated effective June 17, 2009 (See Note 10.A. to the consolidated financial statements).

Effective January 1, 2007, UTG entered into administrative services and cost sharing agreements with its subsidiaries, UG, AC and TI.  Under these arrangements, each company pays its proportionate share of expenses of the entire group, based on an allocation formula.  During 2009, UG, AC and TI paid $3,383,565, 2,827,504, and 690,028, respectively.  During 2008, UG, AC and TI paid $3,717,696, $3,065,476 and $779,980, respectively.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon accounting principles generally accepted in the United States of America.

UG from time to time acquires mortgage loans through participation agreements with FSNB.  FSNB services UG's mortgage loans including those covered by the participation agreements.  UG pays a .25% servicing fee on these loans and a onetime fee at loanorigination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan.  UG paid $74,153 and $93,572 in servicing fees and $384,931 and $19,283 in origination fees to FSNB during 2009 and 2008, respectively.

The Company reimbursed expenses incurred by employees of FSNB relating to travel and other costs incurred on behalf of or relating to the Company.  The Company paid $22,521 and $41,819 in 2009 and 2008, respectively to FSNB in reimbursement of such costs.  In addition, the Company began reimbursing FSNB a portion of salaries and pension costs for Mr. Correll, Mr. Ditto and a third employee.  The reimbursement was approved by the UTG Board of Directors and totaled $332,766 and $261,777 in 2009 and 2008, respectively, which included salaries and other benefits.

UG paid no cash dividends in 2009.  On June 30, 2008, UG paid a cash dividend of $1,000,000 to UTG.  An additional dividend of $2,000,000 was paid to UTG on December 18, 2008.  These dividends were comprised entirely of ordinary dividends.  No regulatory approvals were required prior to the payment of these dividends.

On July 20, 2009, the Company’s indirect 73% owned subsidiary AC, a Texas life insurance company, entered into a definitive stock purchase agreement for the sale of its 100% owned life insurance subsidiary, TI.  The transaction was completed on December 30, 2009.  TI was sold to United Funeral Directors Benefit Life Insurance Company, an unaffiliated third party.  The sale price was $6,415,169 which was paid in cash.  The transaction had no impact to the consolidated income statement of the Company.  TI was an immaterial subsidiary acquired in 2006 as part of the acquisition of ACAP Corporation and subsidiaries.  The Company has a history of acquisition and consolidation.  TI is a Texas only stipulated premium insurance company. This fact made a consolidation or merger of this company with any of the other insurance companies within the group impractical.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Brown Smith Wallace LLC (“BSW”) served as UTG’s independent certified public accounting firm for the fiscal years ended December 31, 2009 and 2008.  In serving their primary function as outside auditor for UTG, BSW performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission; and assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements.

Audit Fees.  Audit fees paid for these audit services in the fiscal year ended December 31, 2009 and 2008 totaled $165,200 and $145,000, respectively and audit fees billed for quarterly reviews of the Company’s financial statements totaled $19,500 and $23,452 for the year 2009 and 2008, respectively.

Audit Related Fees. No audit related fees were incurred by the Company from BSW for the fiscal years ended December 31, 2009 and 2008.

Tax Fees.  The Company paid $3,752 and $5,135 to BSW relating to certain tax advice and electronic filing of certain federal income tax returns of the Company for the years ended December 31, 2009 and 2008.

All Other Fees.  During 2009, the Company paid $10,000 to BSW for services relating to a SAS 70 audit of the Company.  The audit committee approved the above work and fees of BSW.  No other fees were paid to BSW by the Company during 2008.

The audit committee of the Company appoints the independent certified public accounting firm, with the appointment approved by the entire Board of Directors.  Non-audit related services to be performed by the firm are to be approved by the audit committee prior to engagement.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

In order for a proposal by a shareholder to be included in UTG’s proxy statement and form of proxy for the 2011 Annual Meeting of Shareholders, the proposal must be received by UTG at its principal office on or before January 21, 2011.

Shareholder proposals submitted after April 8, 2011, will be considered untimely, and the proxy solicited by UTG for next year’s annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

OTHER MATTERS TO COME BEFORE THE MEETING

Management does not intend to bring any other business before the meeting of UTG’s shareholders and has no reason to believe that any will be presented to the meeting.  If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

In late 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process allows for extra convenience for stockholders and potential costs savings for companies.

This year, one or more brokers with accountholders who are UTG shareholders may send a single proxy statement addressed to two or more shareholders sharing the same address.  In those cases, a single proxy statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder.  Once you have received notice from your broker that they will be sending communications to your address in this way, they will continue this practice until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to receive proxy materials and communications in this way and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to UTG, Inc., Theodore C. Miller, Secretary, 5250 South Sixth Street, P.O. Box 5147, Springfield, Illinois, 62705-5147, or contact Mr. Miller at 217-241-6300.  UTG will deliver promptly, upon written or oral request in the manner provided above, a separate copy of the proxy statement and Annual Report for the fiscal year ended December 31, 2009 to a shareholder at a shared address to which a single copy was delivered.  If your broker is not currently delivering a single proxy statement addressed to two or more shareholders sharing the same address (i.e., you received multiple copies of this proxy statement), and you would like to request delivery of a single copy, you should contact your broker.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UTG has filed its Annual Report for the year ended December 31, 2009 on Form 10-K with the Securities and Exchange Commission.  A copy of the report, including any financial statements and financial statement schedules, may be obtained without charge by any shareholder.  Requests for copies of the report should be sent to Theodore C. Miller, Secretary, UTG, Inc., P.O. Box 5147, Springfield, Illinois, 62705-5147.

BY ORDER OF THE BOARD OF DIRECTORS

UTG, INC.

Theodore C. Miller, Secretary

Dated: May 11, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting To Be Held On June 16, 2010

Shareholder name
Shareholder name
Address
City, state and zip

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.utgins.com/annualreport.php.

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before June 7, 2010 to facilitate timely delivery.

The 2010 Annual Meeting of Shareholders of UTG, Inc. will be held at the corporate headquarters, 5250 South Sixth Street, Springfield, Illinois 62703, on Wednesday, June 16, 2010, at 9:00 a.m. central time.

At the meeting, shareholders will act to elect eleven directors, and to vote upon such other business as may properly be brought before the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please review the Proxy Statement and Annual Report at www.utgins.com/annualreport.php.  Complete this proxy form and return it promptly to Stock Transfer, UTG, Inc., 5250 South Sixth Street, Springfield, IL 62703.

Please call 1-800-248-8841 or e-mail stock.transfer@utgins.com to request a paper copy or download the Proxy Statement and Annual Report from www.utgins.com/annualreport.php.

Directions:  Located off Interstate 55, take Toronto Road Exit 90, turn east.  At intersection of Toronto Road and South Sixth Street/Frontage Road, turn north (left).  On right in approximately 1 mile.
GPS address: 5250 South Sixth Street, Springfield, IL

Fold and Tear Here		Fold and Tear Here
PROXY FORM	UTG, INC.	PROXY FORM
Annual Meeting of Shareholders – To be Held June 16, 2010
THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoints Jesse T. Correll and James P. Rousey, or either of them, the attorneys and proxies with full power of substitution and revocation to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on April 26, 2010, at the annual meeting of shareholders to be held at the corporate headquarters, 5250 South Sixth Street, Springfield, Illinois 62703, on Wednesday, June 16, 2010 at 9:00 a.m., or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED.

Please sign exactly as your name appears on the form and date and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign. If a corporation, please sign in full corporate name by President and other authorized officer. If a partnership, please sign in partnership name by authorized person.

Continued and to be voted and signed on reverse.

Our Stock Transfer Department is available to assist you with changes or questions concerning your account.
Lost Certificate	Notification of a lost stock certificate must be made in writing.
Address	Notification of shareholder address changes must be made in writing. If your address has changed or should change in the future, please give us your new address below.
Your name
(Old Address) - Street
City	State	Zip
(New Address) - Street
City	State	Zip
Date new address in effect	Signature

Registration	A change in certification registration is needed because of:
☐	Marriage	☐	Divorce
☐	Death of a tenant	☐	Establishment of a trust
☐	Remove custodian	☐	Other – Explain

For instructions about your specific situation, contact our Stock Transfer Department by phone at (217) 241-6410, by writing to UTG, Inc., Attn: Stock Transfer Department, P.O. Box 5147, Springfield, IL 62705-5147 or through our website at www.utgins.com.

Signature
Date
Acct#

Fold and Tear Here		Fold and Tear Here

		Withhold	For All
1.
To elect all Director Nominees to serve on the Board of Directors.  The nominees are:
John S. Albin, Randall L. Attkisson, Joseph A. Brinck, II, Jesse T. Correll, Ward F. Correll, Thomas F. Darden II, Howard L. Dayton Jr., Daryl J. Heald, Peter L Ochs, William W. Perry, James P. Rousey.
	For	Authority	Except
	☐	☐	☐

*Exceptions:  To vote for all director nominees, mark the "For" box.  To withhold voting for all nominees, mark the "Withhold Authority" box.  To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.  Your shares will be voted for the remaining nominees.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature	Date
Signature	Date